                                                              Exhibit 3.1

                         SHOPOFF PROPERTIES TRUST, INC.

                           ARTICLES OF INCORPORATION


THIS IS TO CERTIFY THAT:

     FIRST:    The undersigned, Michael J. Stein, whose address is c/o DLA
Piper US LLP, 6225 Smith Avenue, Baltimore, Maryland 21209, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

     SECOND:   The name of the corporation (the "Corporation") is:

                    Shopoff Properties Trust, Inc.

     THIRD:    The Corporation is formed for the purpose of carrying on any lawful business.


     FOURTH:   The address of the principal office of the Corporation in this
State is Suite 900, 201 North Charles Street, Baltimore, Maryland 21201.

     FIFTH:    The resident agent of the Corporation is Harbor City Research,
Inc., the address of which is Suite 900, 201 North Charles Street, Baltimore, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

     SIXTH:    The total number of shares of stock which the Corporation has authority to issue is 200,000,000 shares of Common Stock, $0.01 par value per share. The aggregate par value of all authorized shares having a par value is $2,000,000. A majority of the entire Board of Directors, without action by the stockholders, may amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue.

     SEVENTH: The Corporation shall have a board of eight directors unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial directors are:

                               William A. Shopoff
                               Edward Fitzpatrick
                                Kevin M. Bridges
                               Jeffrey W. Shopoff
                                Glenn Patterson
                                 Patrick Meyer
                                 Diane Kennedy
                                 Stuart McManus

[ILLEGIBLE]
--------------------------------------------------------------------------------

                                  (NOTARY SEAL)

                               STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 5 page document on file in this office. DATED: November 16, 2006.

                  STATE DEPARTMENT OF ASSESSMENT AND TAXATION

BY: [ILLEGIBLE], Custodian
This stamp replaces our previous certification system. Effective: 6/95

     EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

             (b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

             (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

             (d) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the charter.

     NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

     TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     ELEVENTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 16th day of November, 2006.

                                       /s/ Michael J. Stein
                                       --------------------------------
                                       Michael J. Stein
                                       Sole Incorporator

                           CONSENT OF RESIDENT AGENT

     THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

HARBOR CITY RESEARCH, INC.

By: Tanya Belling     Research Specialist
Printed Name: Tanya Belling

                        CORPORATE CHARTER APPROVAL SHEET
               **EXPEDITED SERVICE**       **KEEP WITH DOCUMENT**

DOCUMENT CODE 02       BUSINESS CODE 03       ---------------------------------------
              --                     --        Affix Barcode Label Here

#
 ---------------

Close      Stock   X  Nonstock
     -----      -----          -------

P.A.     Religious
    ----          ----

Merging (Transferor) ------------------       ---------------------------------------
                                               Affix Barcode Label Here
---------------------------------------

---------------------------------------

---------------------------------------

Surviving (Transferee)
                       ----------------

---------------------------------------       ---------------------------------------
                                               New Name
---------------------------------------                ------------------------------

---------------------------------------       ---------------------------------------

                          FEES REMITTED       ---------------------------------------



                  Base Fee:        100               Change of Name
                                ----------      ----
           Org. & Cap. Fee:        300               Change of Principal Office
                                ----------      ----
              Expedite Fee:         70               Change of Resident Agent
                                ----------      ----
                   Penalty:                          Change of Resident Agent Address
                                ----------      ----
 State Reconciliation Tax:                           Resignation of Resident Agent
                                ----------      ----
        State Transfer Tax:                          Change of Designation of Resident
                                                     Agent and Resident Agent's Address
   1  Certified Copies          ----------      ----
 ----
                  Copy Fee:         24          ---- Change of Business Code
                                ----------

      Certification                                  ------------------------------ ----
 ----
 Certificate of Status Fee:                     ---- Adoption of Assumed Name
                                ----------

Personal Property Fillings:                          ------------------------------ ----
                                ----------

       Mail Processing Fee:          5               ------------------------------ ----
                                ----------

                     Other:                     ---- Other Change(s)
                                ----------
                                                     ------------------------------ ----

                TOTAL FEES:       $499               ------------------------------ ----
                                ----------
                                                Code: 048
                                                      ----
Credit Card        Check   X     Cash
            ----         ----         ----      Attention: Diane S. Williams, Paralegal

                                                          ------------------------------
Documents on      Checks ----         ----
                                                Mail: Name and Address

Approved By:      Aa                            DLA Piper Rudnick Gray Cary US LLP
            -----------                         ---------------------------------------

Keyed By:                                       6225 Smith Avenue
            -----------                         ---------------------------------------

COMMENT(S):                                     Baltimore, Maryland 21209
                                                ---------------------------------------

                                                ---------------------------------------

                                -------------------------------------------------------
                                       Stamp Work Order and Customer Number HERE

   CERTIFIED
   COPY MADE




                                -------------------------------------------------------
